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                         EXHIBIT 10.4 (b)


           SECOND AMENDMENT TO STOCK OPTION AGREEMENT



     REFERENCE IS MADE to that certain Non-Qualified Stock Option Agreement (the "Agreement"), made effective as of the 13th Day of November, 1995 and first amended on December 6, 1996, between Transderm Laboratories Corporation, a Delaware corporation (the "Company") and the undersigned executive officer (the "Optionee").

     The Agreement is hereby amended as follows:

     A.   The Exercise Price is $.15 per share.

     B. The Company and the Optionee agree that no additional options to purchase the Company's common stock will be issued to the Optionee during the term of the Option.

     C. The Optionee will not exercise the Option before April 4, 2000, unless there is a transaction in which the Company is acquired, in which case the number of Option Shares as to which the Option is exercisable will be limited to twenty (20%) percent of the total number of Option Shares for each year that has passed since April 4, 1995, with part years to be pro-rated temporally.

     D. All other terms, conditions and provisions of the Agreement are hereby ratified and confirmed in their entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the aforementioned Stock Option Agreement to be executed as of November 19, 1998.

                              Transderm Laboratories Corporation

                              By:   /s/ Murray Lieber
                              Title:   Vice President

                              Optionee:

                              By:  /s/ Robert D. Speiser
                              Robert D. Speiser